Battle Fowler LLP
                          A Limited Liability Partnership
                                 Park Avenue Tower
                                75 East 55th Street
                               New York, N.Y.  10022



                                 February 28, 1996



Reich & Tang Distributors L.P.
600 Fifth Avenue
New York, New York  10020

Gentlemen:

            We have acted as special counsel to Reich & Tang Distributors L.P. as Depositor, Sponsor and Principal Underwriter (the "Depositor") of Equity Securities Trust, Series 2, Signature Series, Reich & Tang Growth and Value Trust (the "Trust") in connection with the preparation by the Trust of a Rule 24f-2 Notice (the "Rule 24f-2 Notice") covering the registration of units of fractional undivided interest (the "Units") in the Trust.

            In connection with our representation, we have examined copies of the following documents relating to the creation of the Trust and the issuance and sale of the Units: (a) the Reference Trust Agreement dated March 18, 1993 (the "Trust Agreement") among the Depositor, The Chase Manhattan Bank, N.A., as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator; (b) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (c) the Registration Statement on Form S-6 (File No. 33-55780) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act") and Amendment No. 1 thereto (said Registration Statement, as amended by said Amendment No. 1, being herein called the "Registration Statement") and all subsequent Post-Effective Amendments to the Registration Statement as filed with the Commission; (d) the form of final Prospectus (the "Prospectus") relating to the Units, as filed with the Commission; (e) certified resolutions of the Executive Committee of the Depositor authorizing the execution and delivery by the Depositor of the Trust Agreement and the consummation of the transactions contemplated thereby; and (f) the Certificate of Incorporation and By-Laws, as amended to

343328.1
date, of the Depositor, each certified to by an authorized officer of the Depositor as of a recent date.

            We have also examined the Application for an Order of Exemption from certain provisions of Sections 11(a) and 11(c) of the 1940 Act, which has been filed with the Commission by the Depositor and Gruntal & Co., Incorporated; Equity Securities Trust (Series 1, Signature Series, Gabelli Communications Income Trust and Subsequent Series), Mortgage Securities Trust (CMO Series 1 and Subsequent Series), Municipal Securities Trust, Series 1 (and Subsequent Series (including Insured Municipal Securities Trust, Series 1 (and Subsequent Series and 5th Discount Series and Subsequent Series)); New York Municipal Trust, Series 1 and Subsequent Series); and A Corporate Trust, Series 1 (and Subsequent Series) on November 12, 1992 and as amended thereafter and the related Exemptive Order (IC- 20729) issued by the Commission on November 22, 1994.

            In rendering this opinion we have assumed the genuineness of all signatures, the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, certificates and instruments submitted to us as copies and the legal capacity to sign of all individuals executing such documents, certificates and instruments.

            We have assumed that each party has duly authorized, executed and delivered the Trust Agreement, Registration Statement and other instruments, certificates, agreements, documents executed in connection with the transactions contemplated thereby (collectively "UIT Documents") to which it is a party.

            We have assumed that each party is duly qualified and has full power and authority to perform its obligations under the UIT Documents and the transactions contemplated by the UIT Documents.

            We have assumed that each party complied with all orders, rules, regulations applicable to it or in connection with the UIT Documents or the transactions contemplated thereby. We have further assumed that no party to the transaction contemplated by the UIT Documents is subject to any statute, rule or regulation, or to any impediment to which contracting parties are not generally subject, which requires such party to obtain the authorization or consent of, or to register or make a declaration or filing with, or inquiry of any governmental agency or regulatory authority.

            Based on such examination and assumptions, we are of the opinion that the Units, the registration of which this Notice makes definitive, when sold by the Depositor and purchased and paid for by the Unitholder, duly executed, authenticated and delivered in accordance with the Trust Agreement and the Registration Statement

343328.1
relating to such Units, the Units were (i) validly issued, fully paid and nonassessable and (iii) legal, valid and binding obligations of the Trust, and the holders of the Units are entitled to the benefits of the related Trust Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

            We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of Federal and Delaware corporate law.

            We hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice.


                                    Very truly yours,




                                    BATTLE FOWLER LLP

343328.1